UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 2, 2019
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DANAHER CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
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Delaware		001-08089	59-1995548
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

2200 Pennsylvania Avenue, NW,			20037-1701
Suite 800W,
Washington,	DC
(Address of Principal Executive Offices)			(Zip Code)
202-828-0850
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	DHR	New York Stock Exchange
4.75% Mandatory Convertible Preferred Stock, Series A, without par value	DHR.PRA	New York Stock Exchange
Floating Rate Senior Notes due 2022	DHR F 06/30/22	New York Stock Exchange
1.700% Senior Notes due 2022	DHR 1.7 01/04/22	New York Stock Exchange
2.500% Senior Notes due 2025	DHR 2.5 07/08/25	New York Stock Exchange
0.200% Senior Notes due 2026	DHR 0.2 03/18/26	New York Stock Exchange
1.200% Senior Notes due 2027	DHR 1.2 06/30/27	New York Stock Exchange
0.450% Senior Notes due 2028	DHR 0.45 03/18/28	New York Stock Exchange
0.750% Senior Notes due 2031	DHR 0.75 09/18/31	New York Stock Exchange
1.350% Senior Notes due 2039	DHR 1.35 09/18/39	New York Stock Exchange
1.800% Senior Notes due 2049	DHR 1.8 09/18/49	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.04 TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS
On December 2, 2019, Danaher Corporation (“Danaher”) sent a notice (the “Blackout Notice”) to its executive officers and directors who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16”), informing them that, in connection with Danaher’s offer (the “Offer”) to exchange up to 127,868,000 shares of common stock of Envista Holdings Corporation (“Envista Stock”) which are owned by Danaher for outstanding shares of common stock of Danaher (“Danaher Stock”), certain changes will occur to the Danaher Stock fund (the “Danaher Stock Fund”) held in each of (i) the Danaher Corporation & Subsidiaries Savings Plan, (ii) the Danaher Corporation & Subsidiaries Retirement & Savings Plan and (iii) the Danaher Corporation & Subsidiaries Puerto Rico Savings Plan (collectively, the “Plans”). As a result of these changes, participants in the Plans and their beneficiaries may be temporarily unable to exercise certain rights otherwise available under the Plans (the “blackout”). A blackout will be imposed if fifty percent (50%) or more of the participants or beneficiaries in the Plans direct the trustee for the applicable Plan (or its designated agent) to exchange in the Offer some or all of the Danaher Stock held in the Danaher Stock Fund attributable to their Plan accounts.
On November 25, 2019, the administrator of the Plans delivered to Danaher a notice pursuant to Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended, regarding the restrictions relating to the Danaher Stock held by the Plans.
Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR (i.e., the Blackout Trading Restriction), promulgated by the U.S. Securities and Exchange Commission, generally imposes certain restrictions on trading in company securities by directors and executive officers in the event that fifty percent (50%) or more of an issuer’s plan participants are so restricted.
The blackout for the Danaher Stock Fund (if it occurs) is expected to begin on December 10, 2019 at 4:00 p.m. Eastern Daylight Time and to continue through the week ending on January 4, 2020 (assuming no extension of the Offer).
During the blackout (if it occurs), subject to certain limited exemptions, directors and Section 16 officers will be prohibited from directly or indirectly purchasing, selling, acquiring or transferring any Danaher Stock or derivative security with respect to Danaher Stock acquired in connection with their service or employment as a director or Section 16 officer of Danaher, except that directors and Section 16 officers will have the opportunity to exchange Danaher Stock in the Offer.
Attached hereto as Exhibit 99.1 and incorporated by reference is a copy of the Blackout Notice.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)     Exhibits.

Exhibit No.	Description
99.1	Blackout Notice, dated December 2, 2019, provided to all executive officers and directors of Danaher
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

Date:	December 2, 2019	By:	/s/ Matthew R. McGrew
Matthew R. McGrew
Executive Vice President and Chief Financial Officer